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                                                                     Exhibit T3B


                        THE COMPANIES ACTS, 1862 to 1898
                                       AND
                             THE COMPANIES ACT 1985

                              ---------------------

                            COMPANY LIMITED BY SHARES

                              ---------------------


                             ARTICLES OF ASSOCIATION
                                       OF
                             MARCONI CORPORATION PLC

                  (Conditionally adopted by special resolution
                passed on 26th March, 2003 but not yet in force)


                              ---------------------
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                  PRELIMINARY

Table A           1. The regulations in Table A as in force at the date of the incorporation of the Company shall not apply to the Company.

Definitions       2. In these Articles, except where the subject or context otherwise requires:

                  ACT means the Companies Act 1985 including any modification or re-enactment of it for the time being in force;

                  ARTICLES means these articles of association as altered from time to time by special resolution;

                  AUDITORS means the auditors of the Company;

                  THE BOARD means the directors or any of them acting as the board of directors of the Company;

                  CERTIFICATED SHARE means a share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

                  CLEAR DAYS in relation to the giving of a notice means the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

                  COMMUNICATION has the same meaning as in the Electronic Communications Act 2000;

                  DIRECTOR means a director of the Company;

                  DIVIDEND means dividend or bonus;

                  ELECTRONIC COMMUNICATION has the same meaning as in the Electronic Communications Act 2000;

                  ELECTRONIC SIGNATURE has the same meaning as in the Electronic Communications Act 2000;

                  EMPLOYEES' SHARE SCHEME has the meaning given by section 743 of the Act;

                  ENTITLED BY TRANSMISSION means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;
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                  FINANCIAL INSTITUTION means a recognised clearing house acting in relation to a recognised investment exchange or a nominee of a recognised clearing house acting in that way or of a recognised investment exchange, each of which terms has the meaning given to it in Part
                  XVIII of the Financial Services and Markets Act 2000;

                  HOLDER in relation to a share in the capital of the Company means the member whose name is entered in the register as the holder of that share;

                  LONDON STOCK EXCHANGE means London Stock Exchange plc;

                  MANAGEMENT PLAN means the senior executive share option plan known as the Senior Management
                  Share Option Plan;

                  MEMBER means a member of the Company;

                  MEMORANDUM means the memorandum of association of the Company as amended from time to time;

                  OFFICE means the registered office of the Company;

                  ORDINARY SHARES means ordinary shares of 5p each in the capital of the Company;

                  PAID means paid or credited as paid;

                  REGISTER means the register of members of the Company;

                  REGULATIONS means the Uncertificated Securities Regulations 2001;

                  SEAL means the common seal of the Company and includes any official seal kept by the Company by virtue of section 39 or 40 of the Act;

                  SECRETARY means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

                  STATUTES means the Act and every other statute, statutory instrument, regulation (including the Regulations) or order for the time being in force concerning companies registered under the Act;

                  UNCERTIFICATED SHARE means a share in the capital of the Company which is recorded on the register as being held in uncertificated form and title to which may, by virtue of the
                  Regulations, be transferred by means of a relevant system and references in these Articles to a share being held in uncertificated form shall be construed accordingly;

                  UNITED KINGDOM means Great Britain and Northern Ireland; and

                  UKLA means the UK Listing Authority, a division of the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part V of the Financial
                  Services and Markets Act 2000 or any successor enactment.

Construction      3. Any reference to a document being executed includes a reference to its being executed under hand or under seal or by any other method and any reference to a document being sealed or executed under seal or under the common seal of any body corporate (including the
                  Company) or any similar expression includes a reference to its being executed in any other manner which has the same effect as if it were executed under seal.

                  Any reference to doing something by electronic means includes doing it by an electronic communication.

                  Any references to a signature or to something being signed or executed includes an electronic signature or other means of verifying the authenticity of an electronic communication which the board may from time to time approve, a signature printed or reproduced by mechanical or other means or any stamp or other distinctive marking made by or with the authority of the person required to sign the document to indicate it is approved by such person,
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                  Any reference to writing includes a reference to (a) any visible substitute for writing, (b)
                  anything partly in one form and partly in another form and (c) any method of reproducing words in a legible form.

                  Any reference to a show of hands includes such other method of casting votes as the board may from time to time approve.

                  Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations and unincorporated associations.

                  Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Act have the same meaning as in the Act (but excluding any modification of the Act not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

                  Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Regulations have the same meaning as in the Regulations (but excluding any modification of the Regulations not in force at the date of adoption of these Articles)
                  unless inconsistent with the subject or context.

                  Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978)
                  include any modification or re-enactment of that provision for the time being in force.

                  Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

                  In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word BOARD in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director holding executive office and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

                  Where, in relation to a share, these Articles refer to a relevant system, the reference is to the relevant system in which that share is a participating security at the relevant time.

                  SHARE CAPITAL

                  4. The authorised share capital of the Company at the date of adoption of these Articles is
                  (pound)300,000,000 divided into 6,000,000,000 ordinary shares.

Shares with       5. Subject to the provisions of the Statutes and without prejudice to any rights attached to
special rights    any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the board shall determine.

Uncertificated    6.1 Subject to the provisions of the Regulations, the board may permit the holding of shares
shares            in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may revoke any such permission.

Exercise of       6.2 In relation to any share which is for the time being held in uncertificated form:
Company's
entitlements
in respect of
uncertificated
shares
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              (a)    the Company may utilise the relevant system in which it is held to the fullest extent available from time to time in the exercise of any of its powers or functions under the
                     Statutes or these Articles or otherwise in effecting any actions and the board may from time to time determine the manner in which such powers, functions and actions shall be so exercised or effected;

              (b)    any provision in these Articles which is inconsistent with:

                     (i)    the holding or transfer of any share in the manner prescribed or permitted by the
                            Statutes;

                     (ii)   any other provision of the Statutes relating to shares held in uncertificated form; or

                     (iii)  the exercise of any powers or functions by the Company or the effecting by the
                            Company of any actions by means of a relevant system,

                     shall not apply;

              (c)    the Company may, by notice to the holder of that share, require the holder to change the form of such share to certificated form within such period as may be specified in the notice; and

              (d)    the Company shall not issue a certificate.

              6.3 The Company may, by notice to the holder of any share in certificated form, direct that the form of such share may not be changed to uncertificated form for a period specified in such notice.

              6.4 For the purpose of effecting any action by the Company, the board may determine that shares held by a person in uncertificated form shall be treated as a separate holding from shares held by that person in certificated form but shares of a class held by a person in uncertificated form shall not be treated as a separate class from shares of that class held by that person in certificated form.

Section 80    7.1 The Company may from time to time pass an ordinary resolution referring to this Article and
authority     authorising, in accordance with section 80 of the Act, the board to exercise all the powers of the Company to allot relevant securities and:

              (a)    on the passing of the resolution the board shall be generally and unconditionally authorised to allot relevant securities (as defined for the purposes of that section) up to the nominal amount specified in the resolution; and

              (b)    unless previously revoked the authority shall expire on the date specified in the resolution (not being more than five years after the date on which the resolution is passed),

              but any authority given under this Article shall allow the Company, before the authority expires, to make an offer or agreement which would or might require relevant securities to be allotted after it expires.

Section 89    7.2 Subject to the board being generally authorised to allot relevant securities in accordance
disappli-     with section 80 of the Act, the Company may from time to time resolve, by a special resolution
cation        referring to this Article, that the board be given power to allot equity securities for cash and, on the passing of the resolution, the board shall have power to allot (pursuant to that authority) equity securities for cash as if section 89(1) of the Act did not apply to the allotment but that power shall be limited to:
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              (a)    the allotment of equity securities in connection with an issue in favour of ordinary shareholders where the equity securities respectively attributable to the interests of all ordinary shareholders are proportionate (as nearly as practicable) to the respective numbers of ordinary shares held by them, but subject to such exclusions or other arrangements as the board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any overseas territory or the requirements of any regulatory body or stock exchange;
                     and

              (b)    the allotment (otherwise than pursuant to Article 7.2(a)) of equity securities having a nominal amount not exceeding in aggregate the sum specified in the special resolution,

              and unless previously revoked, that power shall (if so provided in the special resolution)
              expire on the date specified in the special resolution of the Company. The Company may before the power expires make an offer or agreement which would or might require equity securities to be allotted after it expires.

Definitions   7.3 In this Article EQUITY SECURITY has the meaning given to it in section 94 of the Act.

Residual      8. Subject to the provisions of the Statutes relating to authority, pre-emption rights or
allotment     otherwise and of any resolution of the Company in general meeting passed pursuant to those
powers        provisions, and, in the case of redeemable shares, the provisions of Article 9:

              (a)    all unissued shares for the time being in the capital of the Company shall be at the disposal of the board; and

              (b)    the board may allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

Redeemable    9. Subject to the Statutes, and without prejudice to any rights attached to any existing shares
shares        or class of shares, any share may be issued on terms that it is to be redeemed or is liable to be redeemed at the option of the Company or the holder.

Commissions   10. The Company may exercise all powers of paying commissions and brokerage conferred or permitted by the Statutes. Subject to the Statutes, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

Trusts not    11. Except as required by law or these Articles, the Company shall recognise no person as
recognised    holding any share on any trust and the Company shall not be bound by or required to recognise
              (even when having notice of it) any interest in or in respect of any share except the holder's absolute right to the entirety of the share.

              VARIATION OF RIGHTS

Method of     12.1 Whenever the capital of the Company is divided into different classes of shares, all or any
varying       of the rights for the time being attached to any class of shares in issue may from time to time
rights        (whether or not the Company is being wound up) be varied in such manner as those rights may provide or (if no such provision is made) either with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class or with the authority of an extraordinary resolution passed at a separate general meeting of the holders of those shares.

No variation  12.2 Unless otherwise expressly provided by the rights attached to any class of shares those
on purchase   rights shall not be deemed to be varied by the creation or issue of further shares ranking
or
redemption
by the
Company
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              pari passu with them or by the purchase or redemption by the Company of any of its own shares in accordance with the Act and Article 48.

              SHARE CERTIFICATES

Members'      13. Every member, on becoming the holder of any certificated shares (except a financial
rights to     institution in respect of whom the Company is not required by law to complete and have ready for certificates  delivery a certificate or unless the conditions of issue otherwise provide) shall be entitled, without payment, to one certificate for all the certificated shares of each class held by him
              (and, on transferring a part of his holding of certificated shares of any class, or if he elects to hold part in uncertificated form, to a new certificate for the balance of his holding of certificated shares). He may elect to receive one or more additional certificates for any of his certificated shares if he pays for every certificate after the first a reasonable sum determined from time to time by the board. Every certificate shall:

              (a)    be executed under the seal or otherwise in accordance with Article 123 or 124 or in such other manner as the board may approve; and

              (b)    specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

              The Company shall not be bound to issue more than one certificate for certificated shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

Replacement   14.1 If a share certificate is defaced, worn out or alleged to be lost, stolen or destroyed, it certificates  may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

              14.2 Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate issued.

              14.3 If any member surrenders for cancellation a certificate representing shares held by him and requests the Company to issue two or more certificates representing those shares in such proportions as he may specify, the board may, if it thinks fit, comply with the request on payment of such fee (if any) as the board may decide.

              14.4 In the case of joint holders of a share a request for a new certificate under any of the preceding paragraphs of this Article may be made by any one of the joint holders unless the certificate is alleged to have been lost, stolen or destroyed.


              LIEN

Company to    15. The Company shall have a first and paramount lien on every share (not being a fully paid
have lien     share) for all amounts payable to the Company (whether presently or not) in respect of that
on shares     share. The board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to any amount (including without limitation dividends) payable in respect of it.

Enforcement   16.1 The Company may sell, in such manner as the board determines, any share on which the
of lien by    Company has a lien if a sum in respect of which the lien exists is presently payable and is not
sale          paid within 14 clear days after notice has been given to the holder of, or any person
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              entitled by transmission to, the share demanding payment of that amount and stating that if the notice is not complied with the share may be sold.

              16.2 To give effect to any sale under Article 16.1 the board may, if the share is a certificated share, authorise any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the board may exercise any of the Company's powers under these Articles to effect the sale of the share to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase money and title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

Application   16.3 The net proceeds of the sale, after payment of the costs, shall be applied in or towards
of proceeds   payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated or uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

              CALLS ON SHARES

Power to      17. Subject to the terms of allotment, the board may from time to time make calls on the members
make calls    in respect of any moneys unpaid on their shares (whether in respect of nominal amount or premium). Each member shall (subject to receiving at least 14 clear days' notice specifying when and where payment is to be made) pay to the Company the amount called on his shares as required by the notice. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine. A person on whom a call is made shall remain liable for calls made on him even if the shares in respect of which the call was made are subsequently transferred.

Time when     18. A call shall be deemed to have been made at the time when the resolution of the board
call made     authorising the call was passed.

Liability     19. The joint holders of a share shall be jointly and severally liable to pay all calls in
of joint      respect of it.
holders

Interest      20. If a call or any instalment of a call remains unpaid in whole or in part after it has become
payable       due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until the date of actual payment. Interest shall
Deemed        be paid at the rate fixed by the terms of allotment of the share or in the notice of the call
calls         or, if no rate is fixed, the rate determined by the board, not exceeding 15 per cent. per annum, or, if higher, the appropriate rate (as defined by the Act), but the board may in respect of any individual member waive payment of such interest wholly or in part.

              21. An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal amount or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

Differentia-  22. Subject to the terms of allotment, the board may make arrangements on the issue of shares
tion on       for a difference between the allottees or holders of shares in the amounts and times of payment
calls         of calls on their shares.

Payment of    23. The board may, if it thinks fit, receive from any member all or any part of the moneys
calls in      uncalled and unpaid on any share held by him. Such payment in advance of calls shall advance
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              extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent.
              per annum or, if higher, the appropriate rate (as defined in the Act).

              FORFEITURE AND SURRENDER

Notice        24. If a call or any instalment of a call remains unpaid in whole or in part after it has become
requiring     due and payable, the board may give to the person from whom it is due not less than 14 clear
payment       days' notice requiring payment of the amount unpaid together with any interest which may have
of call       accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall state a further day, being not less than 14 clear days from the date of the notice, on or before which, and the place where, payment is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the share in respect of which the call was made or instalment is payable will be liable to be forfeited.

Forfeiture    25. If the requirements of a notice given under the preceding Article are not complied with, any
for non-      share in respect of which it was given may, at any time before the payment required by the
compliance    notice has been made, be forfeited by a resolution of the board. The forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited share which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be served on the person who was the holder of the share or (as the case may be) the person entitled to the share by transmission, before the forfeiture. An entry shall be made in the register opposite the entry of the share showing that notice has been served, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to give that notice or to make those entries.

Disposal of   26. Subject to the provisions of the Statutes, a share which is forfeited or surrendered shall forfeited or  be deemed to become the property of the Company and may be sold, re-allotted or otherwise
surrendered   disposed of on such terms and in such manner as the board determines, either to the person who
shares        was the holder before the forfeiture or surrender or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture or surrender may be cancelled on such terms as the board thinks fit. Where for the purposes of its disposal a forfeited or surrendered share held in certificated form is to be transferred to any person, the board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited or surrendered share held in uncertificated form is to be transferred to any person, the board may exercise any of the Company's powers under Article 6.2. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

Liability     27. A person shall cease to be a member in respect of any share which has been forfeited or
following     surrendered and shall, if the share is a certificated share, surrender the certificate for any
forfeiture    forfeited or surrendered share to the Company for cancellation. The person shall remain liable or surrender  (unless interest is waived in whole or in part by the board) to the Company for all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those moneys before the forfeiture or surrender or, if no interest was so payable, at the rate determined by the board, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act), from the date of forfeiture or surrender until payment. He shall also be liable to satisfy all the claims and demands (if any) which the Company might have enforced in respect of the share at the time of forfeiture or surrender. The board may waive payment wholly or in part or enforce payment without any allowance
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              for the value of the share at the time of forfeiture or for any consideration received on its disposal.

Surrender     28. The board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Extinction    29. The forfeiture of a share shall involve the extinction at the time of forfeiture of all
of rights     interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Statutes.

              30. A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

              TRANSFER OF SHARES

Right to      31. Subject to the restrictions in these Articles, a member may transfer all or any of his
transfer      shares in any manner which is permitted by the Statutes and is from time to time approved by the
shares        board.

Form and      32. The instrument of transfer of a certificated share may be in any usual form or in any other execution of  form which the board may approve. An instrument of transfer shall be signed by or on behalf of
transfer of   the transferor and, unless the share is fully paid or is a forfeited or surrendered share, by or certificated  on behalf of the transferee. An instrument of transfer need not be under seal.
share

Transfers of  33. The board may, in its absolute discretion and without giving any reason for its decision,
partly paid   refuse to register any instrument of transfer of a certificated share:
certificated
shares        (a)    which is not fully paid up but, in the case of a class of shares which has been admitted to official listing by the UKLA, not so as to prevent dealings in those shares from taking place on an open and proper basis; or

              (b)    on which the Company has a lien.

Invalid       34.1 The board may also refuse to register the transfer of a certificated share unless the
transfer      instrument of transfer:
of
certified     (a)    is lodged, duly stamped (if stampable), at the office or at another place appointed by
shares               the board accompanied by the certificate for the share to which it relates and such other evidence (if any) as the board may reasonably require to show the right of the transferor to make the transfer;

              (b)    is in respect of only one class of shares; and

              (c)    is in favour of not more than four transferees as joint holders.
Renunciation
of allotment

Transfers of
certificated
shares by
financial
institutions
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              34.2 Nothing in these Articles shall preclude the board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

              34.3 In the case of a transfer of a certificated share by a financial institution, the lodgement of a share certificate will only be necessary if and to the extent that a certificate has been issued in respect of the share in question.

Transfer of   35.1 The Company shall register the transfer of any shares held in uncertificated form in
uncertifi-    accordance with the Statutes.
cated shares
              35.2 The board may, in its absolute discretion and without giving any reason for its decision, refuse to register any transfer of an uncertificated share where permitted by the Statutes.

Notice of     36. If the board refuses to register a transfer of a share, it shall give the transferee notice
refusal to    of its refusal within two months after the date on which the instrument of transfer was lodged
register      with the Company or the Operator-instruction was received, as the case may be.

Suspension    37. The registration of transfers of any shares or any class of shares may be suspended at such
of            times and for such periods (not exceeding 30 days in any year) as the board may determine, registration  except that the registration of transfers of any shares or any class of shares which are for the time being participating securities may only be suspended as permitted by the Statutes.

No fee        38. No fee shall be charged for the registration of any instrument of transfer or other document
payable on    or instruction relating to or affecting the title to a share.
registration

Holder until  39. The transferor shall be deemed to remain the holder of the share until the name of the entered into  transferee is entered in the register in respect of the share.
register of
members

Retention of  40. The Company shall be entitled to retain an instrument of transfer which is registered, but
transfers     an instrument of transfer which the board refuses to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person lodging it when notice of the refusal is given.

              TRANSMISSION OF SHARES

Transmission  41. If a member dies, the survivor or survivors where he was a joint holder, and his personal
on death      representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his shares provided that nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder)
              from any liability in respect of any share held by him solely or jointly.

Election of   42.1 A person becoming entitled to a share in consequence of the death or bankruptcy of a member
person        or of any other event giving rise to a transmission by operation of law may, on production of
entitled by   any evidence as to his entitlement as may be required by the board and subject as provided in transmission  this Article and Article 42.2, elect either to become registered himself as the holder of the share or to have another person nominated by him registered as the holder of the share. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered, he shall execute a transfer of the share to that person or execute such other document or take such other action as the board may require to enable that person to be registered. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer or other document or action as if it were an instrument of transfer executed by the person from whom the title by transmission is derived and the event giving rise to such transmission had not occurred.

Elections     42.2 The board may at any time give notice requiring any such person to elect either to be
required      registered himself or to transfer the share, and if such notice is not complied with within 60
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              days, the board may after the expiry of that period withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

              43. A person becoming entitled to a share in consequence of a death or bankruptcy or of any other event giving rise to a transmission by operation of law shall, on production of any evidence as to his entitlement properly required by the board and subject to the requirements of
              Article 42, have the same rights in relation to the share as he would have had if he were the holder of the share, subject to Article 133. That person may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of or to attend or vote at any separate meeting of the holders of any class of shares in the capital of the Company.

              ALTERATION OF SHARE CAPITAL

              44. The Company may by ordinary resolution:

              (a)    increase its share capital by such sum to be divided into shares of such amount as the resolution prescribes;

              (b)    consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

              (c)    subject to the Statutes, sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum or these Articles and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others or may have qualified or deferred rights or be subject to restrictions as compared to the others, as the Company has the power to attach to new shares; and

              (d)    cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

New shares    45. All shares created by ordinary resolution pursuant to Article 44 shall be subject to all the
subject to    provisions of these Articles including, without limitation, provisions relating to payment of
these         calls, lien, forfeiture, transfer and transmission.
Articles

Fractions     46. Whenever any members would be entitled to fractions of a share as a result of a
arising       consolidation and division or sub-division of shares, the board may deal with the fractions as it thinks fit. In particular, without limitation, the board may:

              (a)    (on behalf of those members) aggregate and sell the shares representing the fractions to which any members would otherwise become entitled to any person (including, subject to the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any proceeds in respect of any holding less than a sum fixed by the board may be retained for the benefit of the Company); or

              (b)    subject to the Statutes, first allow to a member credited as fully paid by way of capitalisation of any reserve account of the Company such number of shares as rounds up his holding to a number which, following consolidation and division or sub-division, leaves a whole number of shares.

              For the purposes of a sale under this Article where the shares to be sold are held in certificated form the board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the board may do all acts and things it considers necessary or
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              expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

              47. Subject to the provisions of the Statutes and to any relevant rights attached to any class of shares, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

              PURCHASE OF OWN SHARES

Power to      48. Subject to the Statutes and without prejudice to any relevant rights attached to any class
purchase      of shares, the Company may purchase all or any of its own shares of any class (including without
own shares    limitation redeemable shares) in any way and at any price (whether at par or above or below par).

              GENERAL MEETINGS

Types of      49. All general meetings of the Company other than annual general meetings shall be called
general       extraordinary general meetings. The board shall convene and the Company shall hold annual
meetings      general meetings in accordance with the Statutes.

Separate      50. All provisions of these Articles relating to general meetings of the Company or to the
class         proceedings at general meetings shall apply, mutatis mutandis, to every separate general meeting
meetings      of the holders of any class of shares in the capital of the Company, except that:

              (a)    the necessary quorum at any such meeting (other than an adjourned meeting) shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class;

              (b)    at an adjourned meeting of such holders the quorum shall be one holder present in person or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting; and

              (c)    a poll may be demanded by at least five holders of shares of the class whether present in person or by proxy.

              51. The board may convene an extraordinary general meeting whenever and at such times and places as it shall determine. On the requisition of members pursuant to the provisions of the Statutes, the board shall convene an extraordinary general meeting in accordance with the requirements of the Statutes or, in default, such requisitionists may convene an extraordinary general meeting, as provided by the Statutes. If there are insufficient directors in the United Kingdom to call a general meeting any director of the Company may call a general meeting, but where no director is willing or able to do so, any two members of the Company may summon a meeting for the purpose of appointing one or more directors.

              NOTICE OF GENERAL MEETINGS

Period of     52.1 An annual general meeting and an extraordinary general meeting called for the passing of a
notice        special resolution or a resolution of which special notice is required by the Statutes shall be called by not less than 21 clear days' notice. All other extraordinary general meetings shall be called by not less than 14 clear days' notice.

Recipients    52.2 Subject to the provisions of these Articles and to any restrictions imposed on any shares,
of notice     notice of general meeting shall be given to all the members, to each of the directors and to the auditors.
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Contents      53.1 The notice shall specify the day, time and place of the  meeting (including without
of notice:    limitation any satellite meeting place arranged for the purposes of Article 54.1, which
general       shall be identified as such in the notice) and the general nature of the business to be transacted. All business transacted at an extraordinary general meeting shall be deemed special. All business transacted at an annual general meeting shall be deemed special except:


              (a)    the declaration of dividends;

              (b)    the consideration and receipt of the accounts and balance sheet and the reports of the directors and auditors and other documents required to be annexed to the accounts;

              (c)    the approval of the Remuneration Committee Report;

              (d)    the appointment and re-appointment of directors;

              (e)    the appointment of auditors where special notice of the resolution for such appointment is not required by the Statutes; and

              (f)    the fixing of, or the determining of the method of fixing, the remuneration of the directors or auditors.

Contents of   53.2 In the case of an annual general meeting, the notice shall specify the meeting as such. In
notice:       the case of a meeting to pass a special or extraordinary resolution, the notice shall specify
additional    the intention to propose the resolution as a special or extraordinary resolution, as the case requirements  may be.

Article 54.3  53.3 The notice shall include details of any arrangements made for the purpose of Article 54.3 arrangements  (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

General       54.1 The board may resolve to enable persons entitled to attend a general meeting to do so by
meetings at   simultaneous attendance and participation at a satellite meeting place anywhere in the world.
more than     The members present in person or by proxy at satellite meeting places shall be counted in the
one place     quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

              (a)    participate in the business for which the meeting has been convened;

              (b)    hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

              (c)    be heard and seen by all other persons so present in the same way.

              The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

Interruption  54.2 If it appears to the chairman of the general meeting that the facilities at the principal
or            meeting place or any satellite meeting place have become inadequate for the purposes referred to
adjournment   in Article 54.1, then the chairman may, without the consent of the meeting, interrupt or adjourn
where         the general meeting. All business conducted at that general meeting up to the time of that
facilities    adjournment shall be valid. The provisions of Article 61.3 shall apply to that adjournment.
inadequate
              54.3 The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general
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              meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

Controlling   54.4 The board may from time to time make any arrangements for controlling the level of
level of      attendance at any venue for which arrangements have been made pursuant to Article 54.3
attendance    (including without limitation the issue of tickets or the imposition of some other means of selection) it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 54.3. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated in the notice of meeting or adjourned meeting to apply to the meeting.

Change in     54.5 If, after the giving of notice of a general meeting but before the meeting is held, or place and/or  after the adjournment of a general meeting but before the adjourned meeting is held (whether or
time of       not notice of the adjourned meeting is required), the board decides that it is impracticable or
meeting       unreasonable for a reason beyond its control to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 54.1 applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which Article 54.1 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the board may then change the place (or any of the places, in the case of a meeting to which Article 54.1 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:

              (a)    no new notice of the meeting need be given, but the board shall, if practicable, advertise the date, time and place of the meeting in at least two newspapers having a national circulation and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

              (b)    a proxy appointment in relation to the meeting may, if by means of an instrument, be delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 79.1(a) or, if contained in an electronic communication, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 79.1(b), at any time not less than 48 hours before any postponed time appointed for holding the meeting.

Meeting of    54.6 For the purposes of this Article 54, the right of a member to participate in the business
participate   of any general meeting shall include without limitation the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Statutes or these Articles to be made available at the meeting.

Accidental    55.1 The accidental omission to give notice of a general meeting, or to send any notification
omission to   where required by the Statues or these Articles in relation to the publication of a notice of
give notice   meeting on a website, or to send a form of proxy where required by the Statues or these Articles to any person entitled to receive it, or the non-receipt for any reason of any such notice, notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt shall not invalidate the proceedings at that meeting.
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Security      55.2 The board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction it considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. A director or the secretary may (or may authorise another person on their behalf to) refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions and eject from a general meeting any person who causes the proceedings to become disorderly.

              PROCEEDINGS AT GENERAL MEETINGS

Quorum        56. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. Save as otherwise provided by these Articles, two persons present in person or by proxy and entitled to vote on the business to be transacted shall be a quorum.

If quorum     57. If such a quorum is not present within fifteen minutes (or such longer time not exceeding 30
not present   minutes as the chairman of the meeting may decide to wait) from the time appointed for holding a general meeting, or if during a general meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chairman of the meeting may determine. The adjourned meeting shall be dissolved if a quorum is not present within 15 minutes after the time appointed for holding the adjourned meeting.

Chairman      58. The chairman, if any, of the board or, if he is absent or unwilling to act, any deputy chairman of the Company or, if he is absent or unwilling to act, the vice-chairman of the
              Company (or if more than one vice-chairman has been appointed the senior vice-chairman present)
              or, if he is absent or unwilling to act, some other director nominated by the board, shall preside as chairman of the meeting. If neither the chairman, any deputy chairman, any vice-chairman nor such other director (if any) is present within five minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman. If there is only one director present and willing to act, he shall be chairman. If no director is willing to act as chairman, or if no director is present within five minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

Directors     59. A director shall, notwithstanding that he is not a member, be entitled to attend and speak
entitled to   at any general meeting of the Company and at any separate meeting of the holders of any class of
attend and    shares in the capital of the Company.
speak

Chairman may  60. The chairman may invite any person who is a non-member of the Company to attend and speak at
invite non-   any general meeting of the Company if he considers that such person has the appropriate
members       knowledge or experience of the Company's business to assist in the deliberations of the meeting.
              Any such non-member shall not be entitled to vote at such general meeting.

Adjourn-      61.1 The chairman may, with the consent of any general meeting at which a quorum is present (and
ments:        shall if so directed by the meeting), adjourn the meeting from time to time and from place to
chairman's    place. No business shall be transacted at an adjourned meeting other than business which might
powers        properly have been transacted at the meeting had the adjournment not taken place. In addition
              (and without prejudice to the chairman's power to adjourn a meeting conferred by Article 54.2), the chairman of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so.

              61.2 Nothing in these Articles shall limit any other power vested in the chairman of the meeting to adjourn the meeting.
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Adjourn-      61.3 Any such adjournment may be for such time and to such other place (or, in the case of a
ments:        meeting held at a principal meeting place and a satellite meeting place, such other places) as
procedures    the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless execute a form of proxy for the adjourned meeting which, if delivered by him to the chairman or the secretary, shall be valid even though it is given at less notice than would otherwise be required by these Articles. When a meeting is adjourned for 30 days or more or for an indefinite period, at least seven clear days' notice shall be given in the same manner as in the case of the original meeting but otherwise no person shall be entitled to any notice of an adjournment or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

Amendments    62.1 Subject to the Statutes, a resolution may only be put to the vote at a general meeting if
to            the chairman of the meeting in his absolute discretion decides that the resolution may properly
resolutions   be regarded as within the scope of the meeting. If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman, the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in such ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive. With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on.

              62.2 No amendment to a resolution proposed as a special or extraordinary resolution may be made, at or before the time at which the resolution is put to the vote, to the form of the resolution as set out in the notice of meeting (other than a mere clerical amendment to correct a patent error or as otherwise may be permitted by law).

              62.3 No amendment to a resolution proposed as an ordinary resolution may be made, at or before the time at which the resolution is put to the vote, considered or voted on (other than a mere clerical amendment to correct a patent error or as otherwise may be permitted by law) unless either:

              (a)    in the case of an amendment to the form of the resolution (or, in the case of ordinary business to be transacted, to the substance of the resolution) as set out in the notice of meeting, notice of the intention to move the amendment is received at the office no later than 48 hours before the time fixed for the holding of the relevant meeting; or

              (b)    in any case, the chairman of the meeting in his absolute discretion otherwise decides that the amendment or amended resolution may properly be put to the vote.

              The giving of notice under subparagraph (a) above shall not prejudice the power of the chairman of the meeting to rule the amendment out of order.

Methods of    63. A resolution put to the vote of a general meeting shall be decided on a show of hands unless
voting        before, or immediately after the declaration of the result of, a vote on a show of hands or on the withdrawal of any other demand for a poll, a poll is demanded. A poll may be demanded by:

              (a)    the chairman of the meeting; or

              (b)    at least five members present in person or by proxy having the right to vote at the meeting; or

              (c)    any member or members present in person or by proxy representing in aggregate not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or
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              (d)    any member or members present in person or by proxy holding shares conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right;

              and demand for a poll by a person as proxy for a member shall be as valid as if the demand were made by the member himself. No poll may be demanded on the appointment of a chairman of the meeting.

Declaration   64. Unless a poll is duly demanded (and the demand is not withdrawn) a declaration by the
of result     chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority shall be conclusive and an entry to that effect in the minutes of the meeting shall be conclusive evidence of that fact, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Chairman's    65. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman
casting       of the meeting at which the show of hands takes place, or at which the poll is demanded, as the
vote          case may be, shall be entitled to a further or casting vote in addition to any other vote or votes to which he may be entitled.

Withdrawal    66. A demand for a poll may be withdrawn before the poll is taken, but only with the consent of
of demand     the chairman. A demand so withdrawn shall not be taken to have invalidated the result of a show
for poll      of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made. If the demand for a poll is withdrawn, the chairman or any other member or members entitled may demand a poll.

Conduct of    67. Subject to Article 68, a poll shall be taken as the chairman directs (including by
poll          electronic means) and he may, and shall if required by the meeting, appoint a scrutineer or scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

When poll     68. A poll demanded on a question of adjournment shall be taken at the meeting at which it is
to be         demanded. A poll demanded on any other question shall be taken either at the meeting or at such
taken         time and place as the chairman directs not being more than 30 days after the poll is demanded.
              The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

Notice of     69. No notice need be given of a poll not taken at the meeting at which it is demanded if the
poll          time and place at which it is to be taken are announced at the meeting. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

Effective-    70. Where for any purpose an ordinary resolution of the Company is required, a special or
ness of       extraordinary resolution shall also be effective. Where for any purpose an extraordinary
special and   resolution is required, a special resolution shall also be effective.
extra-
ordinary
resolutions

              VOTES OF MEMBERS

Right to      71. Subject to these Articles and to any rights or restrictions as
vote          to voting for the time being attached to any class of shares in the Company:



              (a)    on a show of hands, every member who is present in person or by proxy or (being a corporation) is present by a duly authorised corporate representative, not being himself a member, shall have one vote; and
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              (b)    on a poll, every member present in person or by proxy or (being a corporation) is present by a duly authorised corporate representative shall have one vote for every share of which he is the holder,

              save that where a member appoints more than one proxy to attend on the same occasion with respect to different shares, the proxies so appointed shall not be entitled to vote on a show of hands in the case of a special or extraordinary resolution. Any issue with respect to a proxy's ability to vote on such a resolution shall be resolved at the meeting by the chairman and any decision by the chairman will be binding on all concerned.

Votes of      72. If more than one of the joint holders of a share tenders a vote on the same resolution,
joint         whether in person or by proxy, the vote of the senior who tenders a vote, shall be accepted to
holders       the exclusion of the vote(s) of the other joint holder(s). For this purpose seniority shall be determined by the order in which the names of the holders stand in the register in respect of the relevant shares.

Member        73. A member in respect of whom an order has been made by a court or official having
under         jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder
incapacity    may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or other person may, on a poll, vote by proxy. The right to vote shall be exercisable only if evidence satisfactory to the board of the authority of the person claiming to exercise the right to vote has been deposited at the office, or at such other place as may be specified for the receipt of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised.

Calls in      74. Unless the board otherwise decides, no member shall be entitled to vote at a general meeting
arrears       or at a separate meeting of the holders of any class of shares in the capital of the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

Disclosure    75.1 This Article applies where the Company gives to the holder of a share or to any person of interests  appearing to be interested in a share a notice requiring any of the information mentioned in
in shares     section 212 of the Act (a SECTION 212 NOTICE).

              75.2 If a section 212 notice is given by the Company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder, but the accidental omission to do so or the non-receipt of the copy by the holder shall not prejudice the operation of the following provisions of this Article.

              75.3 If the holder of, or any person appearing to be interested in, any share has been given a section 212 notice and, in respect of that share (a DEFAULT SHARE), has been in default for a period of 14 days after the section 212 notice has been given in supplying to the Company the information required by the section 212 notice, the restrictions referred to below shall apply.
              Those restrictions shall continue for the period specified by the board, being not more than seven days after the earlier of:

              (a)    the Company being notified that the default shares have been sold pursuant to an exempt transfer; or

              (b)    due compliance, to the satisfaction of the board, with the section 212 notice.

              The board may waive these restrictions, in whole or in part, at any time.

              75.4 The restrictions referred to above are as follows:

              (a)    if the default shares in which any one person is interested or appears to the Company to be interested represent less than 0.25 per cent. of the issued shares of the class, the
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                     holders of the default shares shall not be entitled, in respect of those shares, to attend or to vote, either personally or by proxy, at any general meeting of the Company;
                     or

              (b)    if the default shares in which any one person is interested or appears to the Company to be interested represent at least 0.25 per cent. of the issued shares of the class, the holders of the default shares shall not be entitled, in respect of those shares:

                     (i)    to attend or to vote, either personally or by proxy, at any general meeting of the
                            Company; or

                     (ii)   to receive any dividend or other distribution; or

                     (iii)  to transfer or agree to transfer any of those shares or any rights in them.

                     The restrictions in subparagraphs (a) and (b) above shall not prejudice the right of either the member holding the default shares or, if different, any person having a power of sale over those shares to sell or agree to sell those shares under an exempt transfer.

              75.5 If any dividend or other distribution is withheld under Article 75.4(b) above, the member shall be entitled to receive it as soon as practicable after the restriction ceases to apply.

              75.6 If, while any of the restrictions referred to above apply to a share, another share is allotted in place of it (or in place of any share to which this paragraph applies), the same restrictions shall apply to that other share as if it were a default share. For this purpose, shares which the Company allots, or procures to be offered, pro rata (disregarding fractional entitlements and shares not offered to certain members by reason of legal or practical problems associated with issuing or offering shares outside the United Kingdom) to holders of shares of the same class as the default share shall be treated as shares allotted in place of existing shares from the date on which the allotment is unconditional or, in the case of shares so offered, the date of the acceptance of the offer.

              75.7 For the purposes of this Article:

              (a)    an EXEMPT TRANSFER in relation to any share is a transfer pursuant to:

                     (i)    a sale of the share on a recognised investment exchange in the United Kingdom or on any stock exchange outside the United Kingdom on which shares of that class are listed or normally traded; or

                     (ii)   a sale of the whole beneficial interest in the share to a person whom the board is satisfied is unconnected with the existing holder or with any other person appearing to be interested in the share; or

                     (iii)  acceptance of a takeover offer (as defined for the purposes of Part XIIIA of the
                            Act);

              (b)    the percentage of the issued shares of a class represented by a particular holding shall be calculated by reference to the shares in issue at the time when the section 212 notice is given; and

              (c)    a person shall be treated as appearing to be interested in any share if the Company has given to the member holding such share a section 212 notice and either (i) the member has named the person as being interested in the share or (ii) (after taking into account any response to any section 212 notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the share.
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              75.8 The provisions of this Article are without prejudice to the provisions of section 216 of the Act and, in particular, the Company may apply to the court under section 216(1) whether or not these provisions apply or have been applied.

Errors in     76. If any votes are counted which ought not to have been counted, or might have been rejected,
voting        the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

Objection     77. No objection shall be raised to the admissibility of any vote except at the meeting or
to voting     adjourned meeting or poll at which the vote objected to is or may be given or tendered. Every vote not disallowed at such meeting or poll shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

Supplementary 78. On a poll, votes may be given either personally or by proxy. A member entitled to more than provision on  one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.
voting

Receipt of    79.1 A proxy appointment:
proxy
              (a)    must be received at such address as may be specified in the notice convening the meeting or in any other information issued by the Company in relation to the meeting (or if no such address is specified, at the office) at least 48 hours before the time fixed for holding the meeting at which the appointee proposes to vote; or

              (b)    in the case of a poll taken more than 48 hours after it is demanded or in the case of an adjourned meeting to be held more than 48 hours after the time fixed for holding the original meeting, must be received at such address as may be specified in the notice convening the meeting or in any other information issued by the Company in relation to the poll or meeting (or if no such address is specified, at the office) at least 24 hours before the time fixed for the taking of the poll or, as the case may be, the time fixed for holding the adjourned meeting; or

              (c)    in the case of a poll which is not taken at the meeting at which it is demanded but is taken 48 hours or less after it is demanded, or in the case of an adjourned meeting to be held 48 hours or less after the time fixed for holding the original meeting, must either be received by the chairman of the meeting or the secretary or any director at the meeting at which the poll is demanded or, as the case may be, at the original meeting, or be received at such address and by such time as the chairman of the meeting may direct at the meeting at which the poll is demanded.

              79.2 Instruments of proxy shall be in any usual form or in any other form which the board may approve. The board may, if it thinks fit, but subject to the provisions of the Statutes, at the
              Company's expense send out forms of instrument of proxy for use at the meeting with the notice of any meeting. Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion.

              79.3 An instrument appointing a proxy shall be deemed to include the right to demand, or join in demanding, a poll but shall not confer any further right to speak at a meeting, except with the permission of the chairman. The instrument of proxy shall also be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

              79.4 In the case of a proxy appointment signed by an agent of a member who is not a corporation, the authority under which the appointment is signed or a copy of it certified in such manner as shall be specified in the notice of the relevant meeting or in any other
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              information issued by the Company in relation to the relevant meeting, or such other information as shall be so specified, must also be received by the Company in the manner set out in Article
              79.1.

              79.5 In the case of a proxy appointment signed by an officer or other agent of a corporation, the board may also require the receipt, in the manner set out in Article 79.1, of the authority under which the appointment is signed or a copy of it certified in such manner as shall be specified in the notice of the relevant meeting or in any other information issued by the
              Company in relation to the relevant meeting, or of such other authorities or information as shall be so specified.

              79.6 The board may, but shall not be bound to, require such further evidence as it thinks fit of the authenticity or integrity of any signature on a proxy appointment and, if the signatory is an agent or, where the appointor is a corporation, an officer, of his authority.

              79.7 The board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under Articles 79.4, 79.5 or 79.6 has not been received in accordance with the requirements of this Article.

              79.8 Subject to Article 79.7, if the proxy appointment and any of the information required under
              Articles 79.4, 79.5 or 79.6 are not received in the manner required above, the appointee shall not be entitled to vote in respect of the shares in question.

              79.9 A member may appoint more than one proxy to attend on the same occasion provided that, in any such case, the member must state in the instrument appointing each such proxy the shares in respect of which the appointment of that proxy is made. If two or more valid but differing proxy appointments are received in respect of the same share for use at the same meeting or on the same poll, the one which is last received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last received, none of them shall be treated as valid in respect of that share.

Notice of     80. A vote given or poll demanded by proxy or by a representative of a corporation shall be
revocation    valid notwithstanding the previous termination of the authority of the person voting or
of            demanding a poll or (until entered in the register) the transfer of the share in respect of
authority     which the appointment of the relevant person was made unless notice of the termination was received at the office (or at such other address at which the proxy appointment was duly received) at least twenty-four hours before the time fixed for holding the relevant meeting or adjourned meeting or, in the case of a poll not taken on the same day as the meeting or adjourned meeting, before the time fixed for taking the poll.

Revocation    81. Such notice of termination shall be either by means of an instrument delivered to the office of authority  or to such other place within the United Kingdom as may be specified by or on behalf of the
              Company in accordance with Article 79.1(a) or contained in an electronic communication received at the address (if any) specified by or on behalf of the Company in accordance with Article 143, regardless of whether any relevant proxy appointment was effected by means of an instrument or contained in an electronic communication. For the purposes of this Article, an electronic communication which contains such notice of determination need not comprise writing if the board has determined that the electronic communication which contains the relevant proxy appointment need not comprise writing.

Corporate     82. Any corporation which is a member of the Company (in this Article the GRANTOR) may (by
represent-    resolution of its directors or other governing body or by authority to be given under seal or
atives        under the hand of an officer duly authorised by it) authorise such person as it thinks fit to act as its representative at any general meeting of the Company or at any separate meeting of the holders of any class of shares. A person so authorised shall be entitled to exercise the same powers on behalf of the grantor as the grantor could exercise if it were an individual
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              member of the Company, save that a director, the secretary or other person authorised for the purpose by the secretary may require such person to produce a certified copy of the resolution of authorisation or other authority before permitting him to exercise his powers. The grantor shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it.

              NUMBER OF DIRECTORS

Limits on     83. Unless otherwise determined by ordinary resolution, the number of directors (other than
numbers of    alternate directors) shall be not less than three nor more than 24 in number.
directors
              APPOINTMENT AND RETIREMENT OF DIRECTORS

Retirement    84. At each annual general meeting any director then in office who:
of directors
              (a)    has been appointed by the board since the previous annual general meeting; or

              (b)    at the date of the annual general meeting would, in the absence of this Article, have held office for more than 3 years since he was appointed or last re-appointed by the
                     Company in general meeting,

                     shall retire from office but shall be eligible for re-appointment.

              85. A retiring director shall (unless he is removed from office or his office is vacated in accordance with these Articles) retain office until the close of the meeting at which he retires or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to appoint another person in his place or the resolution to re-appoint him is put to the meeting and lost.

Eligibility   86. No person other than a director retiring by rotation in accordance with these Articles shall for election  be appointed or re-appointed a director at any general meeting unless:

              (a)    he is recommended by the board; or

              (b)    not less than seven nor more than 42 days before the date appointed for the meeting, notice executed by a member entitled to vote at the meeting (not being the person to be proposed) has been given to the Company of the intention to propose a resolution for the appointment of that person, stating the particulars which would, if he were so appointed, be required to be included in the Company's register of directors, together with notice executed by that person of his willingness to be appointed.

Separate      87. Every resolution of a general meeting for the appointment of a director shall relate to one
resolutions   named person and a single resolution for the appointment of two or more persons shall be void,
on            unless a resolution that it shall be so proposed has been first agreed to by the meeting without
appointment   any vote being cast against it.

Additional    88. Subject to these Articles, the Company may by ordinary resolution appoint any person who is
powers of     willing to act to be a director either to fill a vacancy or as an additional director, but so
the Company   that the total number of directors shall not exceed any maximum number fixed by or in accordance with these Articles.

Appointment   89. The board may appoint a person who is willing to act to be a director, either to fill a
by board      vacancy or as an additional director and in either case whether or not for a fixed term, provided that the appointment does not cause the total number of directors to exceed the number, if any, fixed by or in accordance with these Articles as the maximum number of directors.

Age limit     90.1 A director shall retire at the first annual general meeting following the birthday at which he attains 70 years of age.
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              A director may be re-appointed after attaining 70 years of age provided that:

              (a)    he is appointed by the Company in general meeting;

              (b)    special notice is given of the resolution appointing the director; and

              (c)    the notice states the age of the prospective director.

              90.2 A director who is re-appointed after attaining 70 years of age must retire at every annual general meeting thereafter, but may be re-appointed in accordance with Article 90.1.

              91. A director need not be a member of the Company.

Power to      92.1 Each director may appoint another director or any other person who is willing to act as his
appoint       alternate and may remove him from that office. The appointment as an alternate director of any
alternates    person who is not himself a director shall be subject to the approval of a majority of the directors or a resolution of the board.

              92.2 An alternate director shall be entitled to receive notice of all board meetings and of all meetings of committees of which the director appointing him is a member, to attend and vote at any such meeting at which the director appointing him is not personally present and at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a director and for the purposes of the proceedings at the meeting these Articles shall apply as if he were a director.

              92.3 Every person acting as an alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to these Articles relating to directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent as if he were a director but shall not be entitled to receive from the Company any fee in his capacity as an alternate director.

              92.4 Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director, but he shall count as only one for the purpose of determining whether a quorum is present.

              92.5 Any person appointed as an alternate director shall vacate his office as alternate director if the director by whom he has been appointed vacates his office as director (otherwise than by retirement at a general meeting of the Company at which he is re-appointed) or removes him by notice to the Company or on the happening of any event which, if he is or were a director, causes or would cause him to vacate that office.

              92.6 Every appointment or removal of an
              alternate director shall be made by notice and shall be effective (subject to Article 92.1 above) following approval of the appointment by a majority of the directors or a resolution of the board and receipt by the secretary of notice of the appointment.

              POWERS OF THE BOARD

Business to   93. Subject to the provisions of the Statutes, the Memorandum and these Articles and to any
by managed    directions given by special resolution, the business of the Company shall be managed by the
by board      board which may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special authority or
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              power given to the board by these Articles. A meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

              94. The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

              DELEGATION OF POWERS OF THE BOARD

Committees    95.1 The board may delegate any of its powers, authorities and discretions to any committee of the board  consisting of such person or persons (whether directors or not) as it thinks fit. The board may make any such delegation on such terms and conditions as it thinks fit and may revoke or vary any such delegation and discharge any committee wholly or in part, but no person dealing in good faith shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations that may be imposed on it by the board. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered. The board may co-opt on to any such committee persons other than directors, who may enjoy voting rights in the committee.
              The co-opted members (if any) shall be less than one-half of the total membership of each of the nomination, audit or remuneration committees and a resolution of any of those committees shall be effective only if a majority of the members present are directors. In the case of other committees the co-opted members may be more than one-half the total membership of the committee and a resolution of such a committee shall be effective notwithstanding that a majority of the members present are not directors. Subject to any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying.

Delegation    95.2 The board may also delegate to any director holding any executive office such of its
to            powers, authorities and discretions on such terms and conditions as the board considers
individual    desirable to be exercised by him and the board may revoke or vary all or any of them, but no
directors     person dealing in good faith shall be affected by any revocation or variation.

Local         96. The board may establish any local or divisional board or agency for managing any of the
boards,       affairs of the Company, whether in the United Kingdom or elsewhere, and may appoint any persons
etc.          to be members of a local or divisional board, or to be managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article may be made on such terms and subject to such conditions as the board may decide. The board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Agents        97. The board may, by power of attorney or otherwise, appoint any person to be the agent of the
              Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate).
              The board may remove any person appointed under this Article and may
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              revoke or vary the delegation, but no person dealing in good faith shall be affected by the revocation or variation.

              98. The board may appoint any person to any office or employment having a designation or title including the word "director" or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

              BORROWING POWERS

Power to      99.1 The board may exercise all the powers of the Company to borrow money, to guarantee, to
borrow        indemnify, to mortgage or charge all or any part of its undertaking, property, assets (both present and future) and uncalled capital, and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

              99.2 The board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (but as regards subsidiary undertakings only so far as by such exercise it can secure) that the aggregate principal amount outstanding at any time in respect of all borrowings by the Group (exclusive of any borrowings which are owed by one Group company to another Group company) after deducting the amount of cash at bank and in hand will not, without the previous authority of the Company in general meeting, exceed the higher of:

              (a)    an amount equal to two times adjusted capital and reserves; or

              (b)    (pound)1.5 billion (or any higher limit fixed by ordinary resolution of the Company which is applicable at the relevant time).

              In Article 99:

              (A)    "adjusted capital and reserves" means the aggregate of:

                     (a)    the amount paid up on the allotted share capital of the Company; and

                     (b)    the amounts standing to the credit of the reserves of the Group (including share premium account and capital redemption reserve), after adding or deducting any balance standing to the credit or debit of the Group's profit and loss reserve,

                     all as shown in the relevant balance sheet and representing equity and non-equity shareholders' interests but excluding any amounts attributable to minority interests;

              (B)    "borrowings" include the following:

                     (a)    the principal amount of any debenture (whether secured or unsecured) of a Group company;

                     (b)    the principal amount of any bank loans and overdrafts of a Group company;

                     (c)    any fixed amount in respect of a finance lease payable by any Group company which would be shown at the relevant time as an obligation in a balance sheet and prepared in accordance with the accounting principles used in the preparation of the relevant balance sheet and for this purpose "finance lease" means a contract between a lessor and a Group company as lessee or sub-lessee where substantially all the risks and rewards of the ownership of the asset leased or sub-leased are to be borne by the lessee or sub-lessee; and
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                     (d)    any of the forms of indebtedness which would be shown at the relevant time as a borrowing in a balance sheet prepared in accordance with United Kingdom generally accepted accounting principles used in the preparation of the relevant balance sheet

                     and will be measured by the amounts presented as borrowings in the balance sheet of the relevant balance sheet, but excluding the following:

                     (i)    borrowing incurred by a Group company to finance a contract where a part of the price receivable under the contract by that or another Group company is guaranteed or insured by any government, governmental agency or body or by a person (not being a Group company) carrying on the business of providing credit insurance up to an amount equal to that part of the price which is guaranteed or insured;

                     (ii)   amounts payable under any hire-purchase agreement, credit sale agreement, operating lease or similar agreement which is not a finance lease for the purposes of paragraph (c) above;

              (C)    "cash at the bank and in hand" means an amount equal to the aggregate for the time being of all cash deposits with any bank or other person (not being a Group company) (whether on current account or otherwise), the realisable value of certificates of governments and companies or other readily realisable deposits owned by any Group company and cash balances held by any Group company not deposited with any bank or other person (not being a Group company) and which is measured by the amount presented as cash at bank and in hand in the balance sheet of the relevant Group company;

              (D)    "Group" means the Company and its subsidiary undertakings from time to time;

              (E)    "Group company" means any undertaking in the Group; and

              (F)    "relevant balance sheet" means the consolidated balance sheet dealing with the state of affairs of the Company and its subsidiary undertakings comprised in:

                     o      the latest Group accounts as laid before the members in general meeting or sent to them if the Company has dispensed with the laying of accounts and reports under
                            Section 252 of the Companies Act 1985; or

                     o      the latest interim Group accounts properly prepared by the Company in accordance with Section 227 of the Companies Act 1985.

              99.3   For the purposes of any calculation under this Article 99:

                     (a)    a borrowing denominated or repayable or any cash deposited, in a currency other than sterling shall be translated into sterling at the London exchange rate on the date of the relevant balance sheet (or the last working day prior to the balance sheet date); and

                     (b)    where under the terms of any borrowing the amount of money that would be required to discharge its principal amount in full if it fell to be repaid (at the option of the borrower or by reason of default) on the date as at which the calculation is being made is less than the amount that would otherwise be taken into account in respect of that borrowing for the purpose of this Article, the amount of the borrowing to be taken into account shall be the lesser amount.

              99.4 The limit imposed under Article 99.2 above shall be deemed not to have been breached until the amount of borrowings has exceeded that limit for 30 consecutive days. This paragraph overrides all other provisions of this Article.

              99.5 A report by the Company's auditors:
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                     (a)    as to the amount of adjusted capital and reserves or the amount of borrowings; or

                     (b)    to the effect that the limit imposed under this Article was not exceeded or breached at the relevant balance sheet date,

                     shall be conclusive evidence as to that amount or fact.

              99.6 If the Company has joint auditors, references in this Article to the Company's auditors are to any of the joint auditors.

              99.7 No lender or other person dealing with any Group company need enquire whether the limit imposed under Article 99.2 above has been or will be complied with.

              99.8 A borrowing or security resulting in a breach of the limit shall not be void nor shall it be voidable at the instance of the Company or any other Group company.

              DISQUALIFICATION AND REMOVAL OF DIRECTORS

Disqualifi-   100. Without prejudice to the provision of these Articles for retirement or removal, the office
cation as a   of a director shall be vacated if:
director
              (a)    he is prohibited by law or these Articles from being a director; or

              (b)    he becomes bankrupt or makes any arrangement or composition with his creditors generally or shall apply to the court for an interim order under section 253 of the Insolvency Act
                     1986 in connection with a voluntary arrangement under that Act; or

              (c)    he is, or may be, suffering from mental disorder and in relation to that disorder either he is admitted to hospital for treatment or an order is made by a court (whether in the
                     United Kingdom or elsewhere) for his detention or for the appointment of some person to exercise powers with respect to his property or affairs; or

              (d)    he gives to the Company notice of his wish to resign, in which event he shall vacate that office on the receipt of that notice by the Company or at such later time as is specified in the notice or, having been appointed for a fixed term, the term expires or his office as a director is vacated pursuant to Article 84; or

              (e)    he has been absent for more than six consecutive months (whether or not an alternate director attends in his place) without permission of the board from meetings of the board held during that period and the board resolves that his office be vacated; or

              (f)    he is requested to resign in writing by not less than three quarters of the other directors.

Power of      101. The Company may by extraordinary resolution, or ordinary resolution of which special notice
Company to    has been given in accordance with the Statutes remove any director before his period of office
remove        has expired (notwithstanding any provision of these Articles or of any agreement between the
director      Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement). The Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with this Article. Any person so appointed shall, for the purpose of determining the time at which he or any other director is to retire by rotation, be treated as if he had become a director on the day on which the director in whose place he is appointed was last elected a director. In default of such appointment the vacancy arising on the removal of a director from office may be filled as a casual vacancy.
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              FEES AND REMUNERATION OF NON-EXECUTIVE DIRECTORS

Fees          102. The fees of the non-executive directors for their services (excluding amounts payable under any other provision of these Articles) shall not exceed in aggregate (pound)1,500,000 per annum or such higher amount as the Company may from time to time by ordinary resolution determine.
              Subject thereto, each such director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board.

Remuneration  103. Any director who does not hold executive office and who serves on any committee of the
for special   board, by the request of the board goes or resides abroad for any purpose of the Company or
services      otherwise performs special services which in the opinion of the board are outside the scope of the ordinary duties of a director, may (notwithstanding the provisions of Article 102) be paid such extra remuneration by way of salary, commission or otherwise as the board may determine.

              DIRECTORS' EXPENSES

Directors     104. The directors may be paid all travelling, hotel, and other expenses properly incurred by
may be paid   them in connection with their attendance at meetings of the board or committees of the board,
expenses      general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

              EXECUTIVE DIRECTORS

Appointment   105. The board may appoint one or more directors to be the holder of any executive office to executive  (except that of auditor) in the Company including, without being limited to, the office of
office        Managing Director or Chief Executive and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made on such terms (subject to the Statutes), including without limitation terms as to remuneration, as the board determines. The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

Termination   106. Any appointment of a director to an executive office shall terminate if he ceases to be a
of            director but without prejudice to any rights or claims which he may have against the Company by
appointment   reason of such cessation. A director appointed to an executive office shall not cease to be a to executive  director merely because his appointment to such executive office terminates.
office

Emoluments    107. The emoluments of any director holding executive office for his services as such shall be
to be         determined by the board, and may be of any description, including without limitation admission
determined    to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund by the board  instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

              DIRECTORS' INTERESTS

              108.1 Subject to the Statutes, a director shall not be disqualified by his office from entering into any contract with the Company, either with regard to his tenure of any office or position in the management, administration or conduct of the business of the Company or as vendor, purchaser or otherwise. Subject to the interest of the director being duly declared, a contract entered into by or on behalf of the Company in which any director is in any way interested shall not be liable to be avoided, nor shall any director so interested be liable to account to the
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              Company for any benefit resulting from the contract, by reason of the director holding that office or of the fiduciary relationship established by his holding that office.

              108.2 A director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of director for such period (subject to the Statutes)
              and upon such terms as the board may decide and may be paid such extra remuneration for so doing
              (whether by way of salary, commission, participation in profits or otherwise) as the board may decide, either in addition to or in lieu of any remuneration under any other provision of these
              Articles.

              108.3 A director may be or become a member or director of, or hold any other office or place of profit under, or otherwise be interested in, any other company in which the Company may be interested and shall not be liable to account to the Company for any benefit received by him as a member or director of, or holder of any other office or place of profit under, or his other interest in, that company.

              108.4 A director may act by himself or his firm in a professional capacity for the Company
              (except as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

              108.5 A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract with the Company shall declare the nature of his interest at the board meeting at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first board meeting after he knows that he is or has become so interested. For the purposes of this Article, a general notice given to the board by a director to the effect that:

                     (a)    he is a member of a specified company or firm and is to be regarded as interested in any other contract which may after the date of the notice be made with that company or firm; or

                     (b)    he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him,

              shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract but no such notice shall be effective unless either it is given at a board meeting or the director takes reasonable steps to secure that it is brought up and read at the next board meeting after it is given.

              108.6 A director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning his own appointment (including fixing or varying its terms), or the termination of his own appointment, as the holder of any office or place of profit with the
              Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more directors to offices or places of profit with the
              Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution may be put in relation to each director and in that case each of the directors concerned (if not otherwise debarred from voting under this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns his own appointment or the termination of his own appointment.

              108.7 A director shall also not vote (or be counted in the quorum at a meeting) in relation to any resolution relating to any contract or arrangement or other proposal in which he has an
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              interest which (together with any interest of any connected person of his) is to his knowledge a material interest and, if he purports to do so, his vote shall not be counted, but this prohibition shall not apply and a director may vote (and be counted in the quorum) in respect of any resolution concerning any one or more of the following matters:

              (a)    any contract in which he is interested by virtue of an interest in shares, debentures or other securities of the Company or otherwise in or through the Company;

              (b)    the giving of any guarantee, security or indemnity in respect of:

                     (i)    money lent or obligations incurred by him or by any other person at the request of, or for the benefit of, the Company or any of its subsidiary undertakings; or

                     (ii)   a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part (either alone or jointly with others) under a guarantee or indemnity or by the giving of security;

              (c) any issue or offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings in respect of which he is or may be entitled to participate in his capacity as a holder of any such securities or as an underwriter or sub-underwriter;

              (d) any contract concerning any other company in which he and any connected persons do not to his knowledge hold an interest in shares (within the meaning of sections 198 to 211 of the Act)
              representing one per cent. or more of any class of the equity share capital of that company or of the voting rights available to members of that company;

              (e) any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings which does not accord to him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

              (f) the purchase or maintenance of insurance for the benefit of directors or for the benefit of persons including directors.

              For the purposes of this Article a person is a "connected person" in relation to a director if that person is deemed to be connected with that director within the meaning of section 346 of the Act.

              108.8 In the case of an alternate director, an interest of his appointor shall be treated as an interest of the alternate in addition to any interest which the alternate otherwise has.

              108.9 In this Article references to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

              108.10 The Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any contract not duly authorised by reason of a contravention of this
              Article.

              GRATUITIES, PENSIONS, INSURANCE AND INCENTIVES

Gratuities    109.1 The board may exercise all the powers of the Company (by establishment of, or maintenance and pensions  of, schemes or otherwise) to pay, provide or procure the grant of benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or
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              present director or employee of the Company or any company which is or was the holding company subsidiary undertaking or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance     109.2 Without prejudice to the provisions of Article 156, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

              (a)    a director, officer, or employee of the Company, or any body which is or was the holding company of the Company or subsidiary undertaking or any body corporate associated with, or any business acquired by, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

              (b)    a trustee of any pension fund in which employees of the Company or any other body referred to in Article 109.2(a) is or has been interested,

              including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

Directors     109.3 No director or former director shall be accountable to the Company or the members for any
not liable    benefit provided pursuant to this Article. The receipt of any such benefit shall not disqualify
to account    any person from being or becoming a director of the Company.

Section 719   110.   Pursuant to section 719 of the Act, the board is hereby authorised to make such provision
of the Act           as may seem appropriate for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary undertaking. Any such provision shall be made by a resolution of the board in accordance with section 719.

Incentives    111.   Without the prior approval by ordinary resolution of the members of the Company in general meeting, no annual bonus arrangement or scheme or any long term incentive scheme for persons who are participants in the Management Plan (other than participants who are eligible to receive commission and/or bonus payments that relate to sales) shall be introduced within the period commencing with the date on which these Articles come into force and ending on the date on which all the tranches of options granted in the initial grant under the Management Plan have either lapsed or become capable of exercise.

              PROCEEDINGS OF THE BOARD

Convening     112. Subject to the provisions of these Articles, the board may meet for the despatch of
meetings      business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary at the request of a director shall, call a meeting of the board. Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing or by electronic means to him at his last known address or any other address given by him to the Company for this purpose. A director absent or intending to be absent from the United Kingdom may request the board that notices of board meetings shall during his absence be sent in writing to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than
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              notices given to directors not so absent and, if no such request is made to the board, it shall not be necessary to give notice of a board meeting to any director who is for the time being absent from the United Kingdom. No account is to be taken of directors absent from the United
              Kingdom when considering the adequacy of the period of notice of the meeting. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. Any director may waive the right to receive notice of a meeting and any such waiver may be prospective or retrospective.

              113. The quorum for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two. Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no other director objects. A board meeting at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the board.

Powers of     114. The continuing directors or a sole continuing director at any time may act notwithstanding directors if  any vacancies in their number, but, if the number of directors is less than the number fixed as
number        the quorum for board meetings, the continuing directors or director may act only for the purpose
falls below   of filling vacancies or of calling a general meeting. If no director is able or willing to act,
minimum       then any two members may summon a general meeting for the purpose of appointing directors.

Chairman,     115. The board may appoint one of their number to be the chairman, one of their number to be the
deputy        deputy chairman and one or more of their number to be a vice-chairman, of the board and may at
chairman      any time remove any of them from such office. If more than one vice-chairman is appointed, the
and vice-     board shall determine their order of seniority. Unless he is unwilling to do so, the director
chairmen      appointed as chairman, or in his stead the director appointed as deputy chairman, or in his stead the vice-chairman (or if more than one vice-chairman has been appointed the senior vice-chairman present) shall preside at every meeting of the board at which he is present. If there is no director holding any of those offices, or if none of the chairman, the deputy chairman or any vice-chairman is willing to preside or none of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

Validity of   116. All acts bona fide done by a meeting of the board, or of a committee of the board, or by a
acts of the   person acting as a director or member of a committee, shall, notwithstanding that it be
board         afterwards discovered that there was a defect in the appointment of any director or any committee or any member of the committee or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person or committee had been duly appointed (or, in the case of a committee, constituted) and was qualified and had continued to be a director or member of the committee and had been entitled to vote.

Resolutions   117. A resolution in writing signed by all the directors entitled to vote at a meeting of the
without       board or of a committee of the board (not being less than the number of directors required to
meetings      form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held.
              For the purpose of this Article the signature or approval of an alternate director (if any)
              shall suffice in place of the signature of the director appointing him and the approval of a director or alternate director shall be given in writing or by electronic means. A written resolution of the executive committee to transact business of a routine nature shall be valid and effectual as if it had been passed at a meeting of the board duly convened and held if signed by at least two members of the executive committee one of whom is a director of the
              Company. For this purpose:
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              (a)    a resolution may be passed by means of an instrument or contained in an electronic communication sent to such address (if any) as may for the time being be notified by the
                     Company for that purpose; and

              (b)    a resolution may consist of several instruments or several electronic communications, each executed by one or more directors, or a combination of both.

Meetings      118. A person entitled to be present at a meeting of the board or of a committee of the board
by            shall be deemed to be present for all purposes if he is able (directly, by telephone or any
telephone,    other electronic means) to speak to and be heard by all those present or deemed to be present
etc.          simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. The word MEETING in these Articles shall be construed accordingly.

Division of   119. Where proposals are under consideration concerning the appointment (including without
proposals     limitation fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately. In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.

Decision of   120. If a question arises at a meeting of the board or of a committee of the board as to the
chairman      entitlement of a director to vote, the question may, before the conclusion of the meeting, be
final and     referred to the chairman of the meeting and his ruling in relation to any director other than
conclusive    himself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

              SECRETARY

Appointment   121. Subject to the provisions of the Statutes, the secretary shall be appointed by the board
and removal   for such term, at such remuneration and on such conditions as it may think fit. Any secretary so of secretary  appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

              MINUTES

Minutes       122.1 The board shall cause minutes to be made in books kept for the purpose of:
required to
be kept       (a)    all appointments of officers made by the board; and

              (b)    all resolutions and proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the board and committees of the board, including the names of the directors present at each meeting of the board and of any committee.

Conclusive-   122.2 Any such minutes, if purporting to be signed by the chairman of the meeting to which they
ness of       relate or of the meeting at which they are read, shall be sufficient evidence of the proceedings
minutes       at the meeting without any further proof of the facts stated in them.
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              THE SEAL

Authority     123. The seal shall only be used by the authority of a resolution of the board or a duly required for  authorised committee but that authority may consist of an instruction or approval given in execution of  writing or by electronic means by a majority of the directors or of the members of a duly
deed          authorised committee. The board or a duly authorised committee may determine who shall sign any instrument executed under the seal. If they do not, it shall be signed by at least one director and the secretary or by at least two directors (which may include any signature being applied mechanically or electronically). Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document signed, with the authority of a resolution of the board or a duly authorised committee, by a director and the secretary or by two directors and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal. For the purpose of the preceding sentence only, "secretary" shall have the same meaning as in the Act and not the meaning given to it by Article 2.

Certificates  124. The board may by resolution determine either generally or in any particular case that any
for shares    certificate for shares or debentures or representing any other form of security executed in
and           accordance with Article 13 may have any signature affixed to it by some mechanical means, or
debentures    printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

Official      125. The Company may exercise the powers conferred by the Statutes with regard to having an seal for use  official seal (whether for use in the United Kingdom or abroad) and those powers shall be vested
in the UK     in the board. The board shall provide for the safe custody of every seal of the Company.
and abroad
              REGISTERS

Overseas and  126. Subject to the Statutes, the Company may keep an overseas or local or other register in any
local         place, and the board may make, amend and revoke any regulations it thinks fit about the keeping
registers     of that register.

Authentica-   127. Any director or the secretary or any other person appointed by the board for the purpose
tion and      shall have power to authenticate and certify as true copies of and extracts from:
certifica-
tion of       (a)    any documentation comprising or affecting the constitution of the Company whether in
copies and           physical form or electronic form;
extracts
              (b)    any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the board or any committee of the board whether in physical form or electronic form; and

              (c)    any book, record and documentation relating to the business of the Company whether in physical form or electronic form (including without limitation the accounts).

              If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the board or a committee of the board shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

              DIVIDENDS

Declaration   128. Subject to the provisions of the Statutes, the Company may by ordinary resolution declare a of dividends  dividend in accordance with the respective rights of the members, and may fix the
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              time for payment of such dividend, but no dividend shall exceed the amount recommended by the board.

              129. Subject to the provisions of the Statutes, the board may pay interim dividends if it appears to the board that they are justified by the financial position of the Company and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the financial position of the Company, in the opinion of the board, justifies its payment. If the share capital is divided into different classes, the board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The board may also pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment. If the board acts in good faith none of the directors shall incur any liability to the holders of shares conferring preferred rights for any loss such holders may suffer in consequence of the payment of an interim dividend on any shares having deferred or non-preferred rights.

              The board may make payment of any interim dividend wholly or partly by the distribution of specific assets and, in particular, but without prejudice to the generality of the foregoing, of property interests, intellectual property rights or the benefit of any contractual or other rights, paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and where any difficulty arises in regard to such distribution, the board may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the board.

Apportionment 130. Except as otherwise provided by the rights attached to shares, all dividends shall be
of            declared and paid according to the amounts paid up on the shares on which the dividend is paid;
dividends     but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. Dividends may be declared or paid in any currency.

Dividends in  131. A general meeting declaring a dividend may, on the recommendation of the board, by ordinary
specie        resolution direct that payment of any dividend may be satisfied wholly or partly by the distribution of specific assets, including without limitation paid up shares or debentures of another body corporate. The board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including without limitation (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, (c) the vesting of any asset in a trustee and (d) the issue of fractional certificates (or the board may ignore fractions).

Scrip         132.1 The board may, if authorised by an ordinary resolution of the Company (the RESOLUTION),
dividends:    offer any holder of shares the right to elect to receive further shares (whether or not of that
authorising   class), credited as fully paid, instead of cash in respect of the whole (or some part, to be
resolution    determined by the board) of all or any dividend specified by the Resolution (a SCRIP DIVIDEND).
              The offer shall be on the terms and conditions and be made in the manner specified in Article
              132.2 or, subject to those provisions, specified in the Resolution.

Scrip         132.2 The following provisions shall apply to the Resolution and any offer made pursuant to it
dividends:    and Article 132.1.
procedures
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                                     T3B-35
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              (a)    The Resolution may specify a particular dividend (whether or not already declared), or may specify all or any dividends declared within a specified period.

              (b)    The basis of allotment shall be decided by the board so that, as nearly as may be considered convenient, the value of the further shares (each a NEW SHARE), is equal to the amount of the cash dividend which would otherwise have been paid (disregarding the amount of any associated tax credit). For this purpose, the value of each new share shall be:

                     (i)    equal to the average of the middle market quotation for a fully paid share of the relevant class, adjusted if necessary for the proposed dividend, as shown on the
                            London Stock Exchange Daily Official List or as established from such other source as the board considers appropriate for the five business days immediately preceding or following the announcement of the cash dividend to which the scrip dividend relates, as the board may decide; or

                     (ii)   calculated in any other manner as may be determined by or in accordance with the
                            Resolution,

              but shall never be less than the par value of the new share.

              A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.

              (c)    The board shall notify in writing the holders of shares of the terms and conditions of the right of election in respect of the scrip dividend, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be lodged in order to be effective.

              (d)    The board shall not proceed with any scrip dividend unless the Company has sufficient unissued shares authorised for issue and sufficient undistributed reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

              (e)    The board may exclude from any offer any holders of shares where the board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

              (f)    The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the ELECTED SHARES) and instead such number of new shares of the relevant class shall be allotted to each holder of elected shares as is arrived at on the basis stated in Article 132.2(b). For that purpose the board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in Article 132.2(b).

              (g)    The new shares when allotted shall rank equally in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend.
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              (h)    No fraction of a share shall be allotted. The board may make such provision as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the
                     Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

              (i)    The board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned.

              (j)    The board may, at its discretion, amend, suspend or terminate any offer pursuant to this
                     Article.

              (k)    The board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this Article is offered, elect to receive shares in lieu of such dividend on the terms of such mandate.

Permitted     133. The board may deduct from any dividend or other moneys payable to any person (either alone
deductions    or jointly with another) on or in respect of a share all such sums presently payable by him
and           (either alone or jointly with another) to the Company in respect of that share. Where a person
retentions    is entitled by transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person's transferee) becomes the holder of that share.

Procedure     134.1 Any dividend or other moneys payable in respect of a share may be paid:
for payment
to holders    (a)    in cash; or
and others
entitled      (b)    by cheque or warrant made payable to or to the order of the holder (or, in the case of joint holders, the holder whose name stands first in the register in respect of the relevant share) or to such other person as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

              (c)    by any direct debit, bank or other funds transfer system or by such other electronic means (including, in the case of an uncertificated share, a relevant system) to such account as the holder (or, in the case of joint holders, all the joint holders) may notify to the Company for the purpose; or

              (d)    by any other method approved by the board and agreed (in such form as the Company thinks appropriate) by the holder (or, in the case of joint holders, all such holders).

              134.2 If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

Joint         (a)    pay any dividend or other moneys payable in respect of the share to the holder whose name
entitlement          stands first in the register in respect of the relevant share or to such other person as all the joint holders may notify to the Company for the purpose; and

              (b)    for the purposes of Article 134.1, rely in relation to the share on the written direction, designation or agreement of all of them.
Payment
by post
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              134.3 A cheque or warrant may be sent by post to:

              (a)    where a share is held by a sole holder, the registered address of the holder of the share; or

              (b)    if two or more persons are the holders, to the registered address of the person who is first named in the register; or

              (c)    if a person is entitled by transmission to the share, as if it were a notice to be given under Article 145; or

              (d)    in any case, to such person and to such address as the person entitled to payment may in writing direct.

Discharge to  134.4 Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds
Company       by the bank instructed to make the transfer or, in respect of an uncertificated share, the
and risk      making of payment in accordance with the facilities and requirements of the relevant system
              (which, if the relevant system is CREST, shall be the creation of an assured payment obligation in respect of the dividend or other moneys payable in favour of the settlement bank of the member or other person concerned) shall be a good discharge to the Company. Every cheque or warrant sent and payment in any other way made in accordance with these Articles shall be at the risk of the holder or person or persons entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any other method used by the Company in accordance with Article 134.1. Clearance of a cheque or warrant or transmission of funds through a bank or other funds transfer system or by such other electronic means as is permitted by these
              Articles shall be a good discharge to the Company.

              134.5 Any dividend or other sum payable in respect of any share may be paid to a person or persons entitled by transmission to that share as if he or they were the holder or joint holders of that share and his address (or the address of the first named of two or more persons jointly entitled) noted in the register as the registered address of the holder of that share.

Interest not  135. No dividend or other moneys payable by the Company on or in respect of a share shall bear
payable       interest against the Company unless otherwise provided by the rights attached to the share.

Forfeiture    136. All unclaimed dividends, interest or other sums payable may be invested or otherwise made
of            use of by the board for the benefit of the Company until claimed. Any dividend which has
unclaimed     remained unclaimed for 12 years from the date when it became due for payment shall, if the board
dividends     so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the
              Company a trustee in respect of it. The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if those instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member's new address. The entitlement conferred on the Company by this Article in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant or cheque.

              CAPITALISATION OF PROFITS AND RESERVES

              137.1 The board may with the authority of an ordinary resolution of the Company:

              (a)    resolve to capitalise any sum standing to the credit of any reserve account of the
                     Company (including share premium account and capital redemption reserve) or any
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                     sum standing to the credit of profit and loss account not required for the payment of any preferential dividend (whether or not it is available for distribution); and

              (b)    appropriate that sum as capital to the holders of shares in proportion to the nominal amount of the share capital held by them respectively and apply that sum on their behalf in paying up in full any unissued shares or debentures of the Company of a nominal amount equal to that sum and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions or in paying up the whole or part of any amounts which are unpaid in respect of any issued shares in the Company held by them respectively, or otherwise deal with such sum as directed by the resolution provided that the share premium account and the capital redemption reserve and any sum not available for distribution in accordance with the Statutes may only be applied in paying up unissued shares to be allotted credited as fully paid up.

              137.2 Where any difficulty arises in respect of any distribution of any capitalised reserve or other sum, the board may settle the difficulty as it thinks fit and in particular may fix the value for distribution of any fully paid up shares or debentures and may determine that cash payments be made to any members on the basis of the value so fixed in order to secure equality of distribution, and may vest any shares or debentures in trustees upon such trusts for the persons entitled to share in the distribution as the board may think fit.

              137.3 The board may also authorise any person to sign on behalf of the persons entitled to share in the distribution a contract for the acceptance by those persons of the shares or debentures to be allotted to them credited as fully paid under a capitalisation and any such contract shall be binding on all those persons.

              CAPITALISATION OF RESERVES - EMPLOYEES' SHARE SCHEMES

              138.1 This Article (which is without prejudice to the generality of the provisions of the immediately preceding Article) applies where a person is granted a right under an employees'
              share scheme to acquire shares in the Company, which right may be satisfied by the allotment of shares and either:

              (a)    the price at which the shares may be acquired is less than the nominal value of a share;
                     or

              (b)    the terms of that right are adjusted as a result of a capitalisation issue, rights issue or other variation of capital such that the price at which the shares may be acquired is less than the nominal value of a share.

              138.2  In any such case the board:

              (a)    may transfer to a reserve account a sum equal to the deficiency between the price payable under the right and the nominal value of the shares (the CASH DEFICIENCY) from the profits or reserves of the Company which are available for distribution and not required for the payment of any preferential dividend; and

              (b)    subject to Article 138.4 shall not apply that reserve account for any purpose other than paying up the cash deficiency on the allotment of those shares.

              138.3  Whenever the Company is required to allot shares pursuant to a right referred to in
                     Article 138.1 above, the board may (subject to the Statutes) appropriate to capital out of the reserve account an amount equal to the cash deficiency applicable to those shares, apply that amount in paying up the deficiency on the nominal value of those shares and allot those shares credited as fully paid to the person entitled to them.

              138.4  If any person ceases to be entitled to a right to acquire shares as described above, the restrictions on the reserve account shall cease to apply in relation to such part of the account as is equal to the amount of the cash deficiency applicable to those shares.
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              138.5  No adjustment shall be made as mentioned in Article 138.1(b) unless there are sufficient profits or reserves of the Company available for distribution and not required for the payment of any preferential dividend to permit the transfer to a reserve account in accordance with this Article of an amount sufficient to pay up the cash deficiency applicable to the shares concerned.

              RECORD DATES

Record dates  139.1 Notwithstanding any other provision of these Articles, but without prejudice to any rights
for           attached to any shares, the Company or the board may:
dividends,
etc.          (a)    fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

              (b)    for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time so specified shall be disregarded in determining the rights of any person to attend or vote at the meeting, notwithstanding any provisions in the Statutes to the contrary; and

              (c)    for the purpose of serving notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under the Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the
                     Company or the board, which day may not be more than 21 days before the day that notices of the meeting are sent.

              139.2 In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

              ACCOUNTS

Rights to     140. No member shall (as such) have any right to inspect any accounting records or other book or
inspect       document of the Company except as conferred by the Statutes or authorised by the board or by
records       ordinary resolution of the Company or order of a court of competent jurisdiction.

Delivery      141.1 A copy of the Company's annual accounts, together with a copy of the directors' report for
of annual     that financial year and the auditors' report on those accounts shall, at least 21 clear days
accounts      before the date of the meeting at which copies of those documents are to be laid in accordance with the Statutes, be delivered or sent by post to every member and to every holder of the
              Company's debentures of whose address the Company is aware, and to every other person who is entitled to receive notice of meetings from the Company under the provisions of the Statutes or of these Articles or, in the case of joint holders of any share or debenture, to the holder who is named first in the register in respect of the joint holding.

              141.2 The requirements of Article 141.1 shall be deemed satisfied in relation to any person by sending to the person, where permitted by the Statutes and instead of such copies, a report, which shall be in the form and containing the information prescribed by the Statutes being a summary financial statement derived from the Company's annual accounts and the directors'
              report.
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              NOTICES

Method of     142. Except where otherwise expressly stated, any notice to be given to or by any person under
giving        these Articles shall be in writing or, to the extent permitted by the Statutes and subject to
notice        Article 143, contained in an electronic communication. The directors may from time to time specify the form and manner in which a notice may be given to the members by electronic means and a notice may be given to the members by electronic means only if it is given in accordance with the requirements specified by the directors.

              143. The board may from time to time specify the form and manner in which a notice may be given to the Company by electronic means, including one or more addresses for the receipt of an electronic communication, and may prescribe such procedures as it thinks fit for verifying the authenticity or integrity of any such electronic communication. A notice may be given to the
              Company by electronic means only if it is given in accordance with the requirements specified by the board.

              144. A notice in writing, document or other communication may be given or served by the Company to any member either personally or by sending it through the post addressed to the member at his registered address or by leaving it at that address.

              145. Subject to the Statutes, a notice, document or other communication may be given by the
              Company to any member by electronic means to such address as may from time to time be authorised by the member concerned or by publishing it on a web site and notifying the member concerned, in such manner as he may from time to time authorise, that it has been so published.

              146.1 In the case of joint holders of a share, any notice, document or other communication given or served by the Company in any manner permitted by these Articles to the joint holder who is named first in the register in respect of the joint holding shall be deemed to be given to all other holders of the share.

              146.2 A member whose registered address is not within the United Kingdom shall be entitled to have notices given to him at that address if, at the time of giving the notice, he is the registered holder of one per cent. or more of the issued share capital of the Company. Any other member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address but, unless he does so, shall not be entitled to receive any notice from the Company.

              147. A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

              148. A notice or other document may be served or delivered by the Company on or to the person or persons entitled by transmission to a share by sending or delivering it in any manner authorised by these Articles for the service or delivery of a notice or other document on or to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address, if any, in the United Kingdom supplied for that purpose by the person or persons claiming to be so entitled. Until such an address has been supplied, a notice or other document may be served or delivered in any manner in which it might have been served or delivered if the death or bankruptcy or other event giving rise to the transmission had not occurred.

              149. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been duly given to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a default share shall be bound by the provisions under Article 75.4 applicable to a person from whom he derives his title.
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              150. Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice sent by post shall be deemed to be given:

              (a)    if sent by first class post or special delivery post from an address in the United
                     Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the envelope containing it was posted;

              (b)    if sent by airmail from an address in the United Kingdom to an address outside the United
                     Kingdom, or from an address in another country to an address outside that country
                     (including without limitation an address in the United Kingdom), on the third day following that on which the envelope containing it was posted; and

              (c)    in any other case, on the second day following that on which the envelope containing it was posted.

Notice        151. If at any time the Company is unable effectively to convene a general meeting by notices
during        sent through the post in the United Kingdom as a result of the suspension or curtailment of
disruption    postal services, notice of general meeting may be sufficiently given by advertisement in the
of postal     United Kingdom. Any notice given by advertisement for the purpose of this Article shall be
services      advertised on the same date in at least one newspaper having a national circulation. Such notice shall be deemed to have been served on all persons who are entitled to have notice of meetings served on them at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

              DESTRUCTION OF DOCUMENTS

Power of      152.1 The Company shall be entitled to destroy:
Company to
destroy       (a)    all instruments of transfer of shares which have been registered, and all other documents
documents            on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

              (b)    all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two years from the date of recording;

              (c)    all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

              (d)    all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

              (e)    all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

              (f)    all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded.

Presumption   152.2 It shall conclusively be presumed in favour of the Company that:
in relation
to destroyed
documents
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                                     T3B-42
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              (a)    every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 152.1 was duly and properly made;

              (b)    every instrument of transfer destroyed in accordance with Article 152.1 was a valid and effective instrument duly and properly registered;

              (c)    every share certificate destroyed in accordance with Article 152.1 was a valid and effective certificate duly and properly cancelled; and

              (d)    every other document destroyed in accordance with Article 152.1 was a valid and effective document in accordance with its recorded particulars in the books or records of the
                     Company,

              but:

              (e)    the provisions of this Article apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

              (f)    nothing in this Article shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article
                     152.1 or in any other circumstances which would not attach to the Company in the absence of this Article; and

              (g)    any reference in Article 152 to the destruction of any document includes a reference to its disposal in any manner.

              UNTRACED SHAREHOLDERS

Power to      153.1 The Company shall be entitled to sell, at the best price reasonably obtainable, the shares
dispose of    of a member or the shares to which a person is entitled by transmission if:
untraced
shareholders  (a)    during the period of 12 years before the date of the publication of the advertisements referred to in Article 153.1(b) (or, if published on different dates, the first date)
                     (the RELEVANT PERIOD) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed;

              (b)    the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares;

              (c)    during the relevant period and the period of three months following the publication of the advertisements referred to in Article 153.1(b) (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person; and

              (d)    if the shares are listed on the London Stock Exchange, notice has been given to the
                     London Stock Exchange of the Company's intention to make such sale before the publication of the advertisements.

Transfer      153.2 To give effect to any sale pursuant to Article 153.1, the board may:
on sale
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              (a)    where the shares are held in certificated form, authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or

              (b)    where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

Effective-    155.3 An instrument of transfer executed by that person in accordance with Article 153.2(a)
ness of       shall be as effective as if it had been executed by the holder of, or person entitled by
transfer      transmission to, the shares. An exercise by the Company of its powers in accordance with Article
              153.2(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

Proceeds of   153.4 The net proceeds of sale shall belong to the Company which shall be obliged to account to
sale          the former member or other person previously entitled for an amount equal to the proceeds. The
              Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. In relation to the debt, no trust is created and no interest is payable. The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company's business or invested in such a way as the board from time to time thinks fit.

              WINDING UP

Liquidator    154. If the Company is wound up, the liquidator may, with the sanction of an extraordinary
may           resolution of the Company and any other sanction required by the Insolvency Act 1986:
distribute
in specie     (a)    divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members;

              (b)    vest the whole or any part of the assets in trustees for the benefit of the members; and

              (c)    determine the scope and terms of those trusts,

              but no member shall be compelled to accept any asset on which there is a liability.

Disposal of   155. The power of sale of a liquidator shall include a power to sell wholly or partially for
assets by     shares or debentures or other obligations of another body corporate, either then already
liquidator    constituted or about to be constituted for the purpose of carrying out the sale.

              INDEMNITY

Indemnity     156. Subject to the Statutes but without prejudice to any indemnity to which a director may to directors  otherwise be entitled, every director or other officer (excluding an auditor) of the Company and officers  shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour
              (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

                                     T3B-44